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                                                                     Exhibit 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 19, 1998, accompanying the consolidated financial statements included in the Annual Report of A.S.V., Inc. on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statements of A.S.V., Inc. on Forms S-8 (File No. 33-94248, effective June 30, 1995, File No. 33-94250, effective July 3, 1995, File No. 33-43075, effective December 23, 1997).




GRANT THORNTON LLP



Minneapolis, Minnesota
March 23, 1998